UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 30, 2009, Micromet, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co., RBC Capital Markets Corporation and Merriman Curhan Ford (collectively, the “Underwriters”), for the sale by the Company to the public of 14,000,000 shares of common stock, par value $0.00004 per share (the “Firm Shares”).  The Firm Shares are being sold to the public at a price of $5.00, and the Underwriters have agreed to purchase the Firm Shares from the Company pursuant to the Purchase Agreement at a price of $4.675 per share.  The net proceeds to the Company are expected to be approximately $65.2 million after deducting estimated expenses payable by the Company associated with the offering.  The offering is expected to close on or about August 4, 2009, subject to customary closing conditions.  The Company has granted the Underwriters a 30-day option to purchase an additional 2,100,000 shares of common stock (together with the Firm Shares, the “Shares”).

The Purchase Agreement contains customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Shares.

The offering is being made pursuant to a registration statement on Form S-3 (File No. 333-160130) filed with the Securities and Exchange Commission (the “Commission”) on June 19, 2009, in the form in which became effective on July 2, 2009 (the “Initial Registration Statement”) and a registration statement on Form S-3 (File No. 333-160888) filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (together with the Initial Registration Statement, the “Registration Statement”), the prospectus included in the Registration Statement and a final prospectus supplement relating to the Shares (the “Prospectus Supplement”) filed pursuant to Rule 424(b)(5) of the Securities Act on July 30, 2009.

A copy of the Purchase Agreement is attached as Exhibit 1.1 and is incorporated herein by reference, and the foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 2.02          Results of Operations and Financial Condition.

The Company’s cash, cash equivalents and short-term investments available for sale was approximately $49.2 million as of June 30, 2009.

Item 8.01  Other Events.

The information set forth in Item 1.01 with respect to the offering is hereby incorporated herein by reference.

The Company is filing the opinion of its counsel, Cooley Godward Kronish LLP, relating to the legality of the issuance and sale of the Shares in the offering, as Exhibit 5.1 hereto.  Exhibit 5.1 is incorporated herein by reference and into the Registration Statement.

On July 30, 2009, the Company issued a press release announcing the pricing of the offering.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Purchase Agreement, dated July 30, 2009, by and between Micromet and Piper Jaffray & Co., as representative for the underwriters named therein
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)
99.1	Press Release dated July 30, 2009

Forward-Looking Statements

Certain statements in this Report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the public offering of common stock described herein. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks related to the underwriters’ consummation of their obligations to purchase the securities and whether the Company will be able to satisfy its conditions to close the offering. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in its filings with the Commission. These forward-looking statements represent the Company’s judgment as of the time of this report.  The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: July 30, 2009
	By:	/s/ Barclay A. Phillips
Name: Barclay A. Phillips
Title: Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated July 30, 2009, by and between Micromet and Piper Jaffray & Co., as representative for the underwriters named therein
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)
99.1	Press Release dated July 30, 2009